Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference, in the following registration statements:

1.	Registration Statement (Form S-8 Nos. 333-172019) pertaining to the 2011 Ashland Inc. Incentive Plan,
2.	Registration Statements (Forms S-8 Nos. 333-54766-99 and 333-127348) pertaining to the Amended and Restated Ashland Inc. Incentive Plan,
3.	Registration Statement (Form S-8 No. 333-131792) pertaining to the 2006 Ashland Inc. Incentive Plan,
4.	Registration Statement (Form S-8 No. 33-62091-99) pertaining to the Ashland Inc. Deferred Compensation Plan,
5.	Registration Statement (Form S-8 No. 33-52125-99) pertaining to the Ashland Inc. Deferred Compensation Plan for Non-Employee Directors,
6.	Registration Statement (Form S-8 No. 333-122269-99) pertaining to the Ashland Inc. Deferred Compensation Plan for Employees (2005),
7.	Registration Statement (Form S-8 No. 333-122270-99) pertaining to the Ashland Inc. Deferred Compensation Plan for Non-Employee Directors (2005),
8.	Registration Statements (Forms S-8 Nos. 33-32612-99 and 333-157040) pertaining to the Ashland Inc. Employee Savings Plan,
9.	Registration Statement (Form S-8 No. 33-49907-99) pertaining to the Ashland Inc. Leveraged Employee Stock Ownership Plan,
10.
Registration Statement (Form S-8 No. 333-155386) pertaining to the Hercules Incorporated Amended and Restated Long Term Incentive Compensation Plan and the Hercules Incorporated Omnibus Equity Compensation Plan for Non-Employee Directors, and

11.	Registration Statement (Form S-8 No. 333-155396) pertaining to the Amended and Restated Ashland Inc. Union Employee Savings Plan;

of our report dated March 25, 2011, with respect to the consolidated financial statements of ISP Chemco LLC, included in this Current Report on Form 8-K/A of Ashland Inc.

/s/ Ernst&Young LLP
New York, New  York
October 28, 2011